Exhibit 99.1

Commercial Bancgroup, Inc. Announces Closing of over $172 Million Initial Public Offering

HARROGATE, TN – October 3, 2025 – Commercial Bancgroup, Inc. (“Commercial”), a Tennessee corporation and the bank holding company for Commercial Bank, a Tennessee state-chartered commercial bank, announced today the closing of its initial public offering of 7,173,092 shares of its common stock, 1,458,334 of which were sold by Commercial and 5,714,758 of which were sold by certain selling shareholders, at a public offering price of $24.00 per share. Commercial received net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, of approximately $30.6 million. Commercial intends to use the proceeds from the offering to repay certain Commercial indebtedness and redeem its outstanding subordinated debentures and related trust preferred securities, and to use the remaining proceeds, if any, for general corporate purposes. Commercial did not receive any proceeds from any sale of shares by the selling shareholders.

Commercial’s common stock began trading on October 2, 2025, on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “CBK.”

The underwriters have been granted a 30-day option to purchase up to an additional 1,075,963 shares of Commercial’s common stock from certain selling shareholders at the initial public offering price, less underwriting discounts and commissions.

Hovde Group, LLC acted as sole book-running manager for the offering.

K&L Gates LLP served as legal counsel to Commercial. Squire Patton Boggs (US) LLP served as legal counsel to Hovde Group, LLC. Bass, Berry & Sims PLC served as legal counsel to the selling shareholders.

A registration statement on Form S-1 (including a preliminary prospectus) relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 30, 2025. The offering was made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained by contacting Hovde Group, LLC, Attention: Prospectus Department, 1629 Colonial Parkway, Inverness, Illinois 60067, by telephone toll-free at (833) 587-4159, or by email at prospectus@hovegroup.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Investors may also view the registration statement, the preliminary prospectus, and the final prospectus on the SEC’s website at www.sec.gov.

About Commercial Bancgroup, Inc.

Commercial Bancgroup, Inc. is a bank holding company headquartered in Harrogate, Tennessee. Through our wholly owned subsidiary, Commercial Bank, a Tennessee state-chartered commercial bank, we offer a suite of traditional consumer and commercial banking products and services to businesses and individuals in select markets in Kentucky, North Carolina, and Tennessee. At June 30, 2025, Commercial had approximately $2.3 billion in total consolidated assets.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. The statements in this press release that are not purely historical are forward-looking statements. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. This press release specifically contains forward-looking statements regarding Commercial’s anticipated use of the proceeds from the initial public offering. You should not place undue reliance on these forward-looking statements as actual future results may differ materially from those expressed or implied by any forward-looking statement. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond Commercial’s control, including but not limited to those set forth under “Risk Factors” in Commercial’s registration statement on Form S-1 related to the offering (Registration No. 333-289862). Commercial undertakes no obligation to update these forward-looking statements, as a result of changes in assumptions, new information, or otherwise, after the date of this press release, except as required by law.

Contacts:

Philip J. Metheny
Executive Vice President, Chief Financial Officer
Commercial Bancgroup, Inc.
ir@cbtn.com
423-869-5151 Ext. 3307

Roger Mobley
Executive Vice President, Assistant Chief Financial Officer
Commercial Bancgroup, Inc.
ir@cbtn.com
704-648-0185 Ext. 4118